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                                   EXHIBIT 4.6

                           FORM OF WARRANT TO PURCHASE

                    RCI COMMON STOCK, DATED FEBRUARY 8, 1995


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              Warrant to Purchase ________ Shares of Common Stock

             THESE WARRANTS, AND THE COMMON STOCK ISSUABLE UPON EXERCISE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, DISPOSED OF OR OFFERED FOR SALE, IN WHOLE OR IN PART, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT COVERING THESE WARRANTS AND/OR THE COMMON STOCK ISSUABLE UPON EXERCISE THEREOF, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO RAPID CAST, INC., THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                         ___________________________________

                          WARRANTS TO PURCHASE COMMON STOCK

                                         OF

                                  RAPID CAST, INC.

                         __________________________________


             This is to Certify That, For Value Received, _____________, or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Agreement, from Rapid Cast, Inc., a Delaware corporation ("RCI"), _________ THOUSAND (_,000) fully paid, validly issued and nonassessable shares of Common Stock, $.001 par value, of RCI ("Common Stock") at any time or from time to time during the 180-day period (the "Exercise Period") commencing on the 35th business day after the Start Date (as hereinafter defined), if any, at an initial exercise price equal to 50% of the average of the last reported sales price on the first 30 business days after the Start Date. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to
time is hereinafter sometimes referred to as the "Exercise Price."   The
"Start Date" means any date before December 31, 1998 on which securities of RCI are first traded publicly.

             (a) EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period.

             (b) RESERVATION OF SHARES. RCI shall at all times reserve for issuance and/or delivery upon exercise of the Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrant.


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             (c)   FRACTIONAL SHARES.  No fractional shares or scrip
representing fractional shares shall be issued upon the exercise of these Warrant.

             (d) ELIMINATION OF FRACTIONAL SHARES. All fraction shares shall be eliminated by rounding any fraction down to the nearest whole number of shares of Common Stock.

             (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in RCI, either at law or equity, and the rights of the Holder are limited to those expressed herein and are not enforceable against RCI except to the extent set forth herein.

             (f) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

                   (1) In case RCI shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                   (2) In case RCI shall fix a record date for the issuance of rights or warrants (other than employee stock options exercisable at fair market value on the date of grant) to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the current market price of the Common Stock (as defined in clause (5) below) on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the



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record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

                   (3) In case RCI shall hereafter distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (1) above) or subscription rights or warrants (excluding those referred to in Subsection (2) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined below), less the fair market value (as determined by RCI's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                   (4) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsections (1), (2) and (3) above, the number of Warrant Shares purchasable upon exercise of these Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon the exercise of these Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                   (5) For the purpose of any computation under Subsections (2) and (3) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 30 consecutive business days before such date. The closing price for each day shall be the last sale price or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the average of the highest reported bid and lowest reported asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or it not so available, the fair market price as determined by the Board of Directors.

                   (6) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least twenty-five cents ($.25) in such price; provided, however, that any adjustment which by reason of this Subsection is not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the


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nearest cent or to the nearest one-hundredth of a share, as the case may be.
Anything in this Section (f) to the contrary notwithstanding, RCI shall be entitled, but not required, to make such changes in the Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by RCI shall not result in any Federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants).

                   (7) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of RCI, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (6), inclusive above.

                   (8) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrant initially issuable pursuant to this Agreement.

             (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, RCI shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section (a).

             (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if RCI shall pay any dividend or make any distribution upon the Common Stock, or (ii) if RCI shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights, or (iii) if any capital reorganization of RCI, reclassification of the capital stock of RCI, consolidation or merger of RCI with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of RCI to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of RCI shall be effected, then in any such case, RCI shall cause to be mailed by certified mail to the Holder, at least fifteen days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.


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             (i)   RECLASSIFICATION, REORGANIZATION OR MERGER.  In case of
any reclassification, capital reorganization or other change of outstanding shares of Common Stock of RCI, or in case of any consolidation or merger of RCI with or into another corporation (other than a merger with a subsidiary in which merger RCI is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of RCI as an entirety, RCI shall cause effective provisions to be made so that the Holder shall have the right by exercising this Warrant prior to the expiration of the Warrants, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of RCI other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

             IN WITNESS WHEREOF, RCI has caused this Warrant to be signed and attested by the Undersigned, being duly authorized, as of the date below.


                               RAPID CAST, INC.


                               By:   ___________________________________
                                     Larry Joel, President

Dated: February 7, 1995


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                                    PURCHASE FORM


             The undersigned hereby irrevocable elects to exercise the within Warrants to the extent of purchasing _____________ shares of Common Stock and hereby makes payment of $_______________ in payment of the actual exercise price thereof.



                       INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:        _________________________      Social Security No.:  ___________
             (Print in block letters)

Address:     __________________________________________________________

             __________________________________________________________

Signature:   _________________________     Date:  _________________________


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                                   ASSIGNMENT FORM

             FOR VALUE RECEIVED, ____________________________________ hereby sells, assigns and transfers unto

Name:        _________________________      Social Security No.:  ___________
             (Print in block letters)

Address:     __________________________________________________________

             __________________________________________________________

the right to purchase Common Stock represented by _________ Warrants to the extent of _________ shares of Common Stock as to which such right is exercisable and does hereby irrevocably constitute and appoint the President of RCI as Attorney, to transfer the same on the books of RCI with full power of substitution in the premises.


Date: _____________________, 19__      Signature:    _________________________